AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT


     AMENDMENT made as of September 13, 2006 to the Distribution Services Agreement (the "Agreement") made as of March 23, 1994, as amended June 4, 1996, December 16, 2004 and October 20, 2005, between ALLIANCEBERNSTEIN EXCHANGE RESERVES (formerly, AFD Exchange Reserves), a Massachusetts business trust (the "Trust"), and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly, AllianceBernstein Investment Research and Management, Inc. and prior thereto Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.

                                   WITNESSETH

     WHEREAS, the Trust and the Underwriter are parties to the Agreement;


     WHEREAS, the Trust and the Underwriter wish to amend the Agreement in the manner set forth herein;

     NOW, THEREFORE, the parties agree to amend the Agreement as follows:

     1. Section 12(a) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

          SECTION 12. Term of Agreement.

          (a) This Agreement shall become effective on the date hereof and shall continue in effect until September 30, 1994, and continue in effect thereafter with respect to each class; provided, however, that such continuance is specifically approved at least annually by the Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities (as defined in the Investment Company Act) of that class, and, in either case, by a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as trustees of the Trust) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto; provided further, however, that if the continuation of this Agreement is not approved as to a class or a Portfolio, the Underwriter may continue to render to such class or Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This Agreement may be terminated (i) by the Trust with respect to any class or Portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) of such class or Portfolio, or by vote of a majority of the Trustees of the Trust who are not interested persons, as defined in the Investment Company Act, of the Trust (other than as trustees of the Trust) and have no direct and indirect financial interest in the operation of the Plan or any agreement related thereto, in any such event on sixty days' written notice to the Underwriter; provided, however, that no such notice shall be required if such termination is stated by the Trust to relate only to Sections 5 and 16 hereof (in which event Sections 5 and 16 shall be deemed to have been severed herefrom and all other provisions of this Agreement shall continue in full force and effect), or (ii) by the Underwriter with respect to any Portfolio on sixty days' written notice to the Trust.

     2. No Other Changes. Except as provided herein, the Agreement shall be unaffected hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.


                              ALLIANCEBERNSTEIN EXCHANGE RESERVES



                              By:   __________________________
                                    Name:
                                    Title:



                              ALLIANCEBERNSTEIN INVESTMENTS, INC.


                              By:   __________________________
                                    Name:
                                    Title:



Accepted as of the date written above:


ALLIANCEBERNSTEIN L.P.



By:   __________________________
      Name: Adam Spilka
      Title: Secretary




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